Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-1

(Form Type)

DRAGONFLY ENERGY HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Table I: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(c)	21,512,027	$7.275(1)	$156,500,000	0.000110200	$17,246.30
	Total Offering Amounts					$156,500,000		$17,246.30
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$17,246.30

(1)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock on the Nasdaq Global Market on October 19, 2022 (such date being within five business days of the date that this registration statement was filed with the United States Securities and Exchange Commission). This calculation is in accordance with Rule 457(c) of the Securities Act.